Exhibit 10.5

EMPIRE ENERGY CORPORATION INTERNTIONAL

(BUYER)

AND

COLERIDGE RESOURCES INC

(COMPANY)

AND

LUNBROS LIMITED

(LUNBROS)

AND

ALPHA PROSPECTS PLC

(ALPHA)

SECURITIES PURCHASE AGREEMENT RELATING TO:

DEGROOT PATENTS IN PERRY, KNOTT AND BREATHITT COUNTIES, KENTUCKY, USA

01 March 2012

_________________________________________________________

This Securities Purchase Agreement is made on 10 March 2012 and the Effective Date being the date upon which the Deposit is received in Trust on behalf of the Company by the Company’s Attorney.

PARTIES:

1.

Empire Energy Corporation International, whose registered office is at 4500 College Blvd, Suite 230, Leawood, KS, USA, 66211 or (the Buyer).

Empire Energy Corporation International is an international oil and gas exploration company, focusing on developing assets in one of the world's last virgin basins and to become a leading low-cost finder of hydrocarbons. The Company is currently operating in Tasmania's central and northern basins.

2.

Coleridge Resources Inc, a Delaware corporation incorporated in the USA whose registered office is at 1201 Orange Street, Suite 600, Wilmington, DE 19801 or (the Company).

Coleridge Resources Inc. is principally engaged in the business of owning mineral leases and managing coal properties in the Central Appalachia coal region of Eastern Kentucky. The Company has recently proven assets containing high BTU low sulfur coal within its coal properties.

3.

Lunbros Limited, whose registered office is at 201 Hobson Street, Auckland, New Zealand or (Lunbros).

Lunbros Limited is a trustee company holding shares in the Company.

4.

Alpha Prospects Plc, whose registered office is at 2nd Floor, 30 Clarendon Road, Watford, Hertfordshire WD17 1JJ, United Kingdom or (Alpha) ..

Alpha Prospects Plc is an investment holding company which is listed on the PLUS Markets exchange and holds several listed and unlisted investments.  Its investment plan is to seek a number of strategic investments in companies with fast growth and or strong recovery prospects.  Alpha Prospects Plc currently holds stock in Coleridge Resources Inc.

THE PARTIES AGREE AS FOLLOWS:

A.

Empire Energy Corporation International (the Buyer) wishes to enter an option agreement to buy the full interest in the assets in coal patents of Coleridge. Resources Inc, subject to due diligence.  The coal patents of which Coleridge Resources Inc. are the legal and rightful owner, described as the Graham lease of which there are 119 patents held under one lease, are referred to in Appendix 1.

B.

Coleridge, Lunbros and Alpha wish to grant Empire Energy Corporation International an exclusive option, subject to receipt of the Deposit described in Clause 3, to purchase all of the issued shares of the Company which holds the full interest in the assets in coal patents of Coleridge Resources Inc., on the terms and conditions set out in this Securities Purchase Agreement.

C.

Upon full payment of the Purchase Price on or before the Closing Date, Empire Energy Corporation International will own and maintain legal right, title and enjoyment without encumbrance to all of the issued common stock of Coleridge, 100% of the Assets in coal patents of Coleridge described herein this Agreement.

D.

The Buyer will use its best efforts to carry out due diligence and to prepare documentation and its financial arrangements in order to enable the Buyer to exercise the option to purchase the Sale Securities as soon as reasonably practical and in any event prior to the Closing Date.

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Purchase of Securities. Upon the exercise of the option granted to the Buyer by Lunbros and Alpha (together the “Sellers”) the Buyer agrees to purchase from the Sellers and the Sellers agree to sell to the Buyer all of the issued common stock of Coleridge in the amounts shown opposite their respective names in Column (2) of Appendix 2 (the “Sale Securities”).  The sale of the Sale Securities will constitute the acquisition by the Buyer of Coleridge and all of the undertaking, ownership and legal rights of the property patents and assets, and any Assets used in the Seller's coal business (the “Business”) as a going concern, of every kind and description and wherever situated, including but not limited to the Assets described in Appendix“1” hereto (the “Assets”).

2.

Purchase Price. The purchase price to acquire the Sale Securities (the “Purchase Price”) payable by the Buyer to the Sellers is USD$35,000,00.00 (Thirty Five Million United States Dollars) in total to be divided between the Sellers in the amount shown in Column (3) of Appendix 2, at which time the Buyer by the acquisition of Coleridge will be vested 100% interest in the Assets in Coal Patents  on the Closing Date.

3.

As consideration for the option granted under this Agreement the Buyer is to pay a non refundable advance payment by transferring to Coleridge’s attorneys at the direction of the Sellers within [14] days of the execution of this Agreement, a non-refundable cleared funds by way of electronic transaction payable to Coleridge’s attorneys on signing this agreement, in the amount of USD$100,000 as follows:

Account name:

Paxton-Penman Et Al Trust Account

Account address

201 Hobson Street , Auckland , New Zealand

Bank name

Westpac New Zealand Limited

Branch name

79 Queen Street , Auckland 1010

Account number

03-0104-0441126-002

BSB number

030104

Swift code

WPAC NZ 2W

This payment is to be consideration for the grant of the option by the Sellers and may be applied by Coleridge at its discretion on the basis that it is not refundable in any circumstances.

4.

The Effective Date will commence when the payment referred to in paragraph 3 above is paid by the Buyer to Coleridge’s attorneys, at which time, the Sellers will provide the Buyer with an exclusive option to proceed to complete the transaction to acquire a full interest in the Sale Securities, on the basis that on the acquisition by the Buyer of the Sale Securities, the Buyer will acquire Coleridge and the Assets in coal patents of Coleridge Resources Inc.  The Sellers and Coleridge agrees with the Buyer that the Sale Securities and the Assets in coal patents of Coleridge Resources Inc, will be taken off the market for a period of not more than 90 days (which may be extended at the Sellers’ discretion by a further 90 days) to enable Empire Energy to have the exclusive right to perform due diligence and arrangements to complete the purchase, at Empire’s discretion without further penalty.

5.

The Buyer may give not less than 14 days notice in writing at any time prior to the Closing Date to exercise the option to purchase the Sale Securities and the Buyer will thereupon pay the Purchase Price by delivering to the Seller the Purchase Price payable to each of the Sellers, on the Closing Date, by cleared funds (in such a method as nominated by the Sellers), in the proportions as outlined in Appendix 2.

6.

Taxes. Any sales tax, use tax, excise tax, transfer tax, recordation tax, or other tax imposed upon the transfer of the Sale Securities from the Sellers to the Buyer shall be divided equally between the Seller and the Buyer.  All state and local personal property taxes shall be adjusted as of the Closing Date.

7.

Investigation. After the Effective Date the Buyer and its advisers shall during business hours have reasonable access to the premises, books, leases and other records of the Business for the purpose of investigating the business and affairs of the Business.

8.

Closing Date. Time shall be of the essence of this Agreement. Subject to the option being exercised by the Buyer, the closing of this transaction shall take place at 2:00 p.m. on 3rd May 2012 or such earlier or later date as may be mutually acceptable to the parties hereto (the “Closing Date” or “Closing”) at the office of the Buyer’s attornies in New York, USA or at such other place as may approved in writing by the parties hereto or their respective attornies.

9.

Insurance. Coleridge shall, up to Closing maintain in force all insurance presently in force on the Assets or in respect of the Business. Any proceeds of insurance payable in respect of any event which occurs on or prior to the Closing Date shall be received in trust for Coleridge to be held until the acquisition has been completed and shall promptly be paid over to Coleridge at Closing if the Buyer shall complete the purchase of the Sale Securities, failing which Coleridge shall be absolutely entitled to such proceeds.

10.

Normal Course of Business. After the date of this Agreement, Coleridge shall cause the Business to be carried on in the normal course of business and undertakes that the Assets and Patents as described in Appendix 1 are in good standing order.

11.

Mineral Leases & Contract Rights. Within fourteen (14) days after the Effective Date of this Agreement, Coleridge shall deliver to the Buyer a copy of the Graham Lease consisting of Rights and title of one hundred and nineteen (119) patents (the WH DeGroot patents) situated on the waters of Quicksand Troublesome Creek, Williams Branch, Bell and Buckhorn Forks, Montgomery and Sylvester Branches of Troublesome Creek and on the Feltnes Fork and Lotts and Clear Creek and their tributaries, waters of the North Fork of the Kentucky River representing approximately 24,700 acres in mostly in the county of Knott and party within Perry and Breathitt counties.

12.

Third Party Consents. The Sellers shall use their best efforts to obtain consents of all requisite parties to the change of control of Coleridge in relation to contracts forming part of the Assets; and the Sellers shall pay the cost of soliciting such consents. The Buyer will cooperate in obtaining such consents.

13.

Representations and Warranties. The Sellers warrants to the Buyer as follows:

(a)

The Seller is not and will not be a non-resident alien within the meaning of the Internal Revenue Code of 1986, as amended.

(b)

All financial statements provided to the Buyer have been prepared in accordance with generally accepted accounting principles (US GAAP) applied on a consistent basis and present fairly the financial position of the Business as at the date thereof and include and disclose the material liabilities (either actual, accrued or contingent and whether direct or indirect) of the Business as of such date.

(c)

The Business is not now, nor at Closing will be bound by any agreement whether written or oral with any employee providing for a specified period of notice of termination nor providing for any fixed term of employment; and has now and at Closing will have no employees who cannot be dismissed upon such notice as is required by statutory or common law.

(d)

The Business will not, at Closing be bound by any outstanding contract or commitment which requires prior approval of the change of control of Coleridge resulting from the consummation of the transactions provided for herein, unless such consent is obtained and provided to the Buyer on Closing.

(e)

Coleridge now has and at Closing will have a good and marketable title to the Assets, free and clear of any and all claims, liens, encumbrances and security interests whatsoever.

(f)

The Business is not now and at Closing will not be in arrears or in default in respect of the filing of any required state, local or foreign or other return, and at each of such times (i) all taxes, filing fees and other assessments due and payable or collectable from the Business shall have been paid or collected, (ii) no claim for additional taxes, filing fees or other amounts and assessments has been made which has not been paid, and (iii) to the best of Coleridge’s knowledge, no such return shall have contained any misstatement or concealed any statement that should have been included therein. The Business has withheld and will withhold up to Closing from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and have paid or will pay such amounts to the proper tax or other receiving authority.

The warranties of the Sellers contained herein shall survive the Closing and shall continue in full force and effect for the benefit of the Buyer for a period of year following the Closing Date after which time the Sellers shall be released from all obligations and liabilities hereunder in respect of such representations and warranties except with respect to any claims made by the Buyer in writing prior to the expiration of such period.

The warranties given by the Sellers shall be qualified by all matters disclosed by Coleridge or the Sellers or which otherwise are known to the Buyer in the course of due diligence conducted by the Sellers in relation to the Assets and Business of Coleridge.

14.

Closing Deliveries. At Closing, the parties shall deliver the following, in addition to any other documents, agreements or deliverables required or provided by this Agreement:

(a)

the Sellers shall deliver to the Buyer:

(i)

Transfers of the Sale Securities;

(ii)

a Certificate certifying that all representations and warranties contained in this Agreement are true and correct in all material respects as of the Closing Date;

(iii)

all other instruments, assurances, transfers, assignments, consents, elections (and supporting materials) under the Internal Revenue Code of 1986, as amended, and other documents as the Buyer’s attornies consider reasonably necessary or desirable to validly and effectively complete the transfer the Sale Securities to the Buyer; and

(b)

the Buyer shall deliver to the Sellers:

(i)

the balance of the Purchase Price payable on Closing; and

(ii)

all other instruments, assurances and documents as the Sellers’ attorneys consider reasonably necessary or desirable to validly and effectively complete this transaction.

15.

Non-Competition & Exclusivity. The Sellers will not (without the prior written consent of the Buyer) at any time within 90 days from the Effective Date, either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, related party, body corporate, syndicate, company or corporation, as principal, agent, employee officer, director or shareholder or in any other manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with of interested in, any business which competes with the Business (except as a shareholder, officer, director or employee of the Buyer) within a radius of 1000 miles from the patents. On Closing, the Seller agrees to deliver to the Buyer a non-competition and exclusivity agreement, in form and substance satisfactory to the Buyer, which incorporates this provision.

16.

Bulk Sales Compliance. Coleridge shall comply with applicable bulk sales legislation.

17.

General.

(a)

Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

(b)

The division of this Agreement into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

(c)

This Agreement constitutes the entire agreement among the parties and except as herein stated and in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations and warranties of the respective parties. There are no oral representations or warranties amount the parties of any kind. This Agreement may not be amended or modified in any respect except by written instrument signed by both parties.

(d)

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e)

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed to the recipient at the address of the recipient noted above. Any notice so given shall be deemed conclusively to have been received when so personally delivered or sent by telex, facsimile or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto or others mentioned above may change any particulars of its address for notice by notice to the others in the manner aforesaid.

(f)

This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above mentioned.

/s/ Janette Mary McNamara, Lawyer	/s/ Stephen Lunn
Witness	Coleridge Resources Inc.

/s/ Janette Mary McNamara, Lawyer	/s/ Stephen Lunn
Witness	Lunbros Limited

/s/ Christopher Foster
Witness	Alpha Prospects Plc

/s/ Malcolm Bendall
Witness	Empire Energy Corporation International (USA), CEO, Director

/s/ Malcolm Bendall
Witness	Empire Energy Corporation International (USA), CFO, Director

Grand InterContinental Seoul

521 teheranro-, Gangnam-gu

Seoul, Korea.

Appendix 1:

THE ASSETS

As described within the Wardel Report: Reserve evaluation and appraisal of interest in the Degroot patents in Perry, Knott and Breathitt counties, Kentucky.

1.1

The Coal Mineral Patents described as:

The 119 patents are located within the U.S Geological Survey 7.5 minute quadrangle maps Noble (o52), Vest (o53), Hardshoe (o54) and Carrie (P53), with a very small part of two patents on sheet Hazard North (P52). Noble, Vest, Carrie and Hazard North are part of the 1:100,000 Scale Map Sheet “Hazard”, with Hardshoe being part of the 1:100,000 map “Pikeville”.

1.2

Coleridge Resources Inc. Compilation Reserve Evaluation and Appraisal of interest in the Degroot Patents in Perry, Knott and Breathitt counties, Kentucky, October 2011

1.3

Coleridge Resources Inc. Title Abstract Update, March 17, 2009 (Burchett)

Appendix 2: The Sellers Sale Securities

Stockholder

Number of Shares

Proportion of Purchase Price

Alpha

375

US$8,750,000.00

Lunbros

1,125

US$26,250,000.00